UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2006

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into Material Definitive Agreement.

In connection with its annual review of executive compensation, on June 14, 2006, the Board of Directors (the “Board”) of Immunomedics, Inc., a Delaware corporation (the “Company”), based upon the recommendation of the Compensation Committee of the Board, approved the following changes to the compensation of Gerard G. Gorman, Vice President, Finance and Chief Financial Officer of the Company: (i) change in title to Senior Vice President, Finance and Business Development and Chief Financial Officer; (ii) increase in annual salary to $250,290 per year; (iii) a cash bonus of $150,000; and (iv) a grant of options, in accordance with the Company 2002 Stock Option Plan (the “Stock Option Plan”), to purchase 75,000 shares of the Company’s common stock at an exercise price of $2.63 (the closing price of the Company’s common stock, as listed on the Nasdaq National Market on June 14, 2006).

Additionally, the Compensation Committee of the Board advised the Board that, in light of recent developments in the area of executive compensation, the Compensation Committee of the Board deems it advisable and in the best interest of the Company and its stockholders to engage an independent third-party consultant to review and recommend, among other things, the compensation of executive officers of similarly situated companies to ascertain current market practices and trends in such executive officer compensation. Based in part upon the information received from the independent consultant, the Compensation Committee will address the compensation of Cynthia L. Sullivan, the President and Chief Executive Officer of the Company and Dr. David M. Goldenberg, the Chairman of the Board and Chief Strategic Officer of the Company. In the meantime, the Board, based upon the recommendation of the Compensation Committee of the Board, extended the term of the current employment agreement between the Company and Ms. Sullivan, set to expire on June 30, 2006, to December 31, 2006. Per the terms of the employment agreement, Ms. Sullivan was awarded a cash bonus of $104,000 (an amount equal to 20% of her current base salary) and granted options, in accordance with the Company’s Stock Option Plan, to purchase 150,000 shares of the Company’s common stock at an exercise price of $2.63 (the closing price of the Company’s common stock, as listed on the Nasdaq National Market on June 14, 2006).

Additionally, the Board, based upon the recommendation of the Compensation Committee of the Board, awarded Dr. Goldenberg, per the terms of his employment agreement with the Company, a cash bonus of $80,000 (an amount equal to 20% of his current base salary) and granted options, in accordance with the Company’s Stock Option Plan, to purchase 150,000 shares of the Company’s common stock at an exercise price of $2.63 (the closing price of the Company’s common stock, as listed on the Nasdaq National Market on June 14, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By:	/s/ Cynthia L. Sullivan
Name:	Cynthia L. Sullivan
Title:	President and Chief Executive Officer

Date: June 19, 2006